UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35777		45-3449660
(Commission File Number)		(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	NRZ	New York Stock Exchange

7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR A	New York Stock Exchange

7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR B	New York Stock Exchange

6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR C	New York Stock Exchange

7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	NRZ PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2022, New Residential Investment Corp. (the “Company”) entered into definitive agreements with its external manager, FIG LLC (the “Manager”), to internalize the Company’s management function and operate as an internally managed real estate investment trust (the “Internalization”), effective upon the entry into the Internalization Agreement (as defined below) (such time, the “Effective Time” and June 17, 2022, the “Effective Date”). Since the completion of the spin-off of the Company from Drive Shack Inc. (formerly Newcastle Investment Corp.) on May 15, 2013, the Manager has been responsible for managing the Company’s operations, subject to the supervision of the Company’s board of directors. As described in more detail below, on June 17, 2022, the Company agreed with the Manager to terminate the Third Amended and Restated Management and Advisory Agreement, dated as of May 7, 2015 (the “Management and Advisory Agreement”), between the Company and the Manager, and arranged for the Manager to continue to provide certain services for a transition period.

Each of the agreements described under this Item 1.01, and the transactions contemplated thereby, were negotiated and unanimously approved by a special committee (the “Special Committee”) comprised solely of Kevin Finnerty, Patrice Le Melle, Pamela Lenehan, Robert McGinnis, David Saltzman and Andrew Sloves, each of whom are independent and disinterested members of the board of directors of the Company. The Special Committee was advised by independent counsel and an independent financial advisor.

Internalization Agreement

On June 17, 2022, the Company entered into an Internalization Agreement (the “Internalization Agreement”) with the Manager. Under the Internalization Agreement, the Management and Advisory Agreement was terminated at the Effective Time, except that certain indemnification and other obligations will survive. In connection with the termination of the Management and Advisory Agreement, the Company has agreed to pay $400 million to the Manager, with $200 million paid on the Effective Date, $100 million payable on September 15, 2022 and $100 million payable on December 15, 2022 (less an agreed amount payable by the Manager to the Company related to the pre-Internalization portion of certain annual bonuses for 2022). As described in the Internalization Agreement, the Company has made or intends to extend offers of employment to certain employees of the Manager or its affiliates who provide services to the Company, including the persons who currently serve as the Chief Executive Officer & President (as described below under Item 5.02) and the Chief Financial Officer and Chief Accounting Officer of the Company. The terms of any offer letters or similar employment arrangements that are entered into between the Company and the person who currently serves as the Chief Financial Officer and Chief Accounting Officer of the Company will be described in subsequent filings in accordance with applicable disclosure rules. Under the Internalization Agreement, the Manager has agreed not to, without the prior written consent of the Company, sell or otherwise transfer or dispose of any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company held by the Manager immediately prior to the Effective Time for 90 days after the Effective Date, subject to certain exceptions. The Manager has also agreed to be subject to certain non-solicitation restrictions for a period of five years following August 1, 2022 relating to the employees of the Manager who accept employment with the Company pursuant to the terms of Internalization Agreement.

The information set forth herein with respect to the Internalization Agreement is qualified in its entirety by the full text of the Internalization Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

Transition Services Agreement

On June 17, 2022, the Company also entered into a Transition Services Agreement (the “Transition Services Agreement”) with the Manager. Under the Transition Services Agreement, the Manager is required to continue to provide the Company with all of the services provided by the Manager to the Company and its affiliates immediately prior to the Effective Date (the “Services”) for a transition period during which the Company will procure alternative providers. The Services will be provided for a fee intended to be equal to the Manager’s cost of providing the Services, including the allocated cost of, among other things, overhead, employee wages and compensation, rent and related real estate expenses and actually incurred out-of-pocket expenses. The Company may elect to terminate any individual Service at any time upon written notice to the Manager. The Transition Services Agreement will terminate on the earliest to occur of (i) the date on which no remaining Service is to be provided under the Transition Services Agreement or (ii) December 31, 2022, unless terminated earlier (x) by mutual agreement of the parties, (y) by either the Manager or the Company in the event of a material breach by the non-terminating party that is not cured within thirty (30) days following written notification thereof, or (z) by the Manager if the Company fails to pay any sum overdue and payable for a period of at least thirty (30) days.

The information set forth herein with respect to the Transition Services Agreement is qualified in its entirety by the full text of the Transition Services Agreement, which is filed as Exhibit 10.2 hereto and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of the Management and Advisory Agreement is incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Internalization, on the Effective Date, the Company entered into an employment agreement (the “Employment Agreement”), with Michael Nierenberg, the Company’s Chief Executive Officer. Pursuant to the terms of the Employment Agreement, beginning as of the Effective Date, the initial employment term will be for five years, subject to automatic annual renewals thereafter.

From the Effective Date through December 31, 2022, the Company will pay Mr. Nierenberg a base salary at the annualized rate of $1,250,000. For 2022, Mr. Nierenberg will also have a target cash bonus amount of $1,875,000, of which Mr. Nierenberg will be eligible earn from 0% to 200%, as determined at the discretion of the Compensation Committee of the board of directors of the Company (the “Compensation Committee”). In addition, as soon as reasonably practicable after the Effective Date, Mr. Nierenberg will receive an equity grant of restricted common stock of the Company equal to $5,000,000 divided by the closing price of such stock on the New York Stock Exchange on the grant date, with such award vesting ratably over three years following the grant date.

Effective as of January 1, 2023, Mr. Nierenberg will be entitled to receive an annual base salary of $1,250,000. Beginning in 2023, Mr. Nierenberg will also have an annual target cash bonus amount of $5,000,000 during the employment term, of which Mr. Nierenberg will be eligible to earn from 0% to 200% based on various financial, strategic and individual performance metrics established by the Compensation Committee each year. In addition, Mr. Nierenberg will receive annual long-term incentive awards having a target grant date value of $8,750,000, of which 50% will be in the form of performance-based awards and 50% will be in the form of time-based awards. The annual performance-based awards will be eligible to be earned from 0% of target (for performance below threshold levels) up to 150% of target (for performance at or above maximum levels).

In the event of certain qualifying terminations of employment by the Company or Mr. Nierenberg, Mr. Nierenberg will be entitled to (w) cash severance equal to two times the sum of his base salary and target annual bonus, (x) a prorated target bonus for the year of termination, (y) 18 months of health insurance premiums, subject to adjustment, and (z) accelerated vesting of time-based awards that would have become vested during the two-year period following the qualifying termination and continuing eligibility to earn a pro rata portion of any performance-based equity awards granted to him based on actual performance through the end of the original performance period. If the qualifying termination occurs in the twenty-four month period following a change in control, outstanding time-based awards will instead become fully vested and Mr. Nierenberg will be eligible to earn performance-based awards based on actual performance during the applicable performance period.

Mr. Nierenberg will also be subject to certain post-employment non-competition and non-solicitation covenants for a 24 month period following any termination of employment, as well as a covenant not to disclose confidential information.

The information set forth herein with respect to the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which will be filed in a subsequent filing with the U.S. Securities and Exchange Commission and incorporated into this Item 5.02 by reference.

Item 8.01.	Other Events.

On June 17, 2022, the Company issued a press release describing the Internalization, the plans to change the Company’s name to Rithm Capital Corp. (NYSE: RITM) and related matters. The name change is expected to take effect on or about August 1, 2022 pursuant to customary notices. A copy of the press release is included as Exhibit 99.1 to this report and incorporated by reference herein.

Forward Looking Statements

Certain information in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the internalization of the Company’s management and the potential costs and benefits thereof, expected post-internalization employees and the number of estimated weighted average diluted shares as of June 30, 2022. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management and the ability to achieve expected cost savings or the timing thereof; unanticipated difficulties financing the Internalization; unanticipated expenditures relating to or liabilities arising from the Internalization; litigation or regulatory issues relating to the Internalization; and the impact of the Internalization on relationships with, and potential difficulties retaining, the Company’s executive officers, employees and directors on a go-forward basis. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Internalization Agreement, dated June 17, 2022, by and between New Residential Investment Corp. and FIG LLC

10.2	Transition Services Agreement, dated June 17, 2022, by and between New Residential Investment Corp. and FIG LLC

99.1	Press Release, dated June 17, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules or similar attachments to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2022

NEW RESIDENTIAL INVESTMENT CORP. (Registrant)

	By:	/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Chief Accounting Officer